Santa Lucia Bancorp Announces Cash Dividend

The Board of Directors of Santa Lucia Bancorp
are pleased to announce a
25-cent per share cash dividend
to shareholders of record as of March 31, 2008
to be paid on or about April 18, 2008.

This is the fourth cash dividend paid by
Santa Lucia Bancorp.
However, Santa Lucia Bank, a wholly owned subsidiary,
has paid cash dividends for the past 19 consecutive years.

The last cash dividend of 25 cents per share was paid to
shareholders of record as of September 30, 2007.

SLNB

EQUAL HOUSING LENDER

SANTA LUCIA BANCORP

Member FDIC

7480 El Camino Real Atascadero 466-7087